Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Robert S. Schneider

U.S.I. Holdings Corporation 914-749-8502 rschneider@usi.biz

U.S.I. Holdings Corporation Reports Fourth Quarter Results

Briarcliff Manor, NY, February 12, 2004 – U.S.I. Holdings Corporation (“USI”), (NASDAQ:USIH) today reported financial results for the fourth quarter ended December 31, 2003.

Revenues for the quarter increased $7.8 million, or 8.6%, to $99.0 million from $91.2 million recorded during the same period in 2002. The revenue increase was attributable to the impact of acquisitions and to organic growth. Organic revenue growth (which excludes the impact of businesses acquired and/or disposed) was 3.6% for the quarter.

Net income from continuing operations for the quarter increased $7.3 million, or 68%, to $18.1 million from $10.8 million recorded during the same period in 2002. The improvement was due to: (i) charges in the fourth quarter of 2002 related to USI’s initial public offering (“IPO”), (ii) a net increase in tax benefit, as discussed below, (iii) the reduction in interest expense principally due to the restructuring of USI’s credit facility and lower borrowings in 2003 and (iv) continued improvement in performance of the operations.

EBITDA margin (EBITDA as a percentage of revenues) for the quarter increased to 24.0% compared to 23.4% recorded during the same period in 2002. In the fourth quarter of 2002, EBITDA margin was negatively impacted by expenses for the value of stock options exchanged for stock appreciation rights and for the grant of restricted stock units. In the fourth quarter of 2003, EBITDA margin was negatively impacted by expenses of $1.3 million attributable to both the relocation of the corporate headquarters from San Francisco to New York and expenses related to Sarbanes-Oxley Section 404 compliance preparations.

Net income from continuing operations for the quarter was $0.39 and $0.38 per share on a basic and diluted basis, respectively. The comparison of weighted average shares and per share data for the fourth quarter of 2003 as compared to the same period in 2002 is not meaningful as the per share data was significantly impacted by the consummation of USI’s IPO on October 25, 2002, at which time the outstanding preferred stock was converted into common stock.

The income tax provision from continuing operations for the quarter includes a current tax provision of $2.5 million related primarily to state and local income taxes, compared to zero recorded during the same period in 2002. In the fourth quarter, upon determination that it is more likely than not that the Company’s deferred tax asset will be realized in future periods, the Company reversed the valuation allowance for its net deferred tax asset, resulting in a deferred income tax benefit of $7.0 million. The deferred tax benefit recorded in the same quarter in 2002 was $2.4 million.

Revenues for the year increased $26.6 million, or 8.1%, to $354.8 million from $328.2 million recorded during the same period in 2002. The revenue increase was primarily attributable to organic growth and, to a lesser extent, the impact of acquisitions. Organic revenue growth was 4.7% for the year.

Net income from continuing operations for the year increased $24.4 million, or 223%, to $35.3 million from $10.9 million recorded during the same period in 2002. The improvement was due to: (i) continued improvement in performance of the operations, (ii) the reduction in interest expense, as previously discussed, (iii) the non-recurring tax benefit, as previously discussed, (iv) the positive impact of acquisitions in 2003, partially offset by (v) the $4.0 million expense recorded in the third quarter of 2003 related to early repayment of debt. In addition, net income from continuing operations for the year ended December 31, 2002 reflected a $7.1 million gain related to the pre-IPO capital structure.

EBITDA margin for the year improved to 21.7% compared to 19.3% recorded during the same period in 2002. In 2002, EBITDA margin was negatively impacted by expenses principally related to integration efforts and other charges of $12.0 million, somewhat offset by the gain related to the pre-IPO capital structure discussed above. In 2003, EBITDA margin was negatively impacted by expenses of $2.9 million attributable to both the relocation of the corporate headquarters and Sarbanes-Oxley Section 404 compliance preparation, as previously noted.

Net income from continuing operations was $0.78 and $0.77 per share on a basic and diluted basis, respectively, for 2003. As previously discussed, the comparison of weighted average shares and per share data for 2003 as compared to 2002 is not meaningful.

The income tax provision from continuing operations for the year reflects a current tax provision of $4.3 million primarily related to state and local income taxes offset by a net deferred tax benefit of $8.2 million, primarily related to the previously discussed reversal of the net deferred tax asset valuation allowance in the fourth quarter of 2003.

In December 2003, USI acquired O’Leary-Kientz, Inc. in Cincinnati, Ohio, The Benefits Team, Inc. in Houston, Texas and Diversified Insurance Services, Inc. in Chicago, Illinois. These acquisitions are expected to contribute approximately $6.8 million in annualized revenues to USI. Including the previously announced acquisitions in 2003, the 2003 acquisitions are expected to contribute approximately $25.6 million in annualized revenues to USI.

“2003 was a record year in financial performance at USI,” said David L. Eslick, Chairman, President and CEO. Mr. Eslick added, “Our focus on organic revenue growth, margin expansion, accretive acquisitions, and efficiency of our capital structure delivered a 223%

increase in net income from continuing operations. We are most proud of our 2,100 associates who were the key contributors to these results. The key is that we are not slowing down and look to even greater results in 2004.”

The Company will hold a conference call and audio webcast to review the results at 9:00 AM (EST) on Friday February 13, 2004. To access the audio webcast, please visit USI’s website at www.usi.biz on Friday February 13, 2004, and follow the link. To access the conference call, dial toll free 888 276 0010 or 612 332 0819 for international callers, five minutes before the teleconference. A replay of the conference call will be available on the Investor Relations section of the USI website (www.usi.biz).

This press release contains certain statements relating to future results which are forward-looking statements within the meaning of that term as found in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not historical facts, but instead represent USI’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of USI’s control. It is possible that USI’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Further information concerning USI and its business, including factors that potentially could materially affect USI’s financial results, are contained in USI’s filings with the Securities and Exchange Commission. Some factors include: USI’s ability to grow revenues organically and expand its margins; successful acquisition integration; errors and omissions claims; future regulatory actions; USI’s ability to attract and retain key sales and management professionals; USI’s level of indebtedness and debt service requirements; downward commercial property and casualty premium pressures; the competitive environment; and general economic conditions around the country. USI’s ability to grow has been enhanced through acquisitions, which may or may not be available on acceptable terms in the future and which, if consummated, may or may not be advantageous to USI. All forward-looking statements included in this press release are made only as of the date of this press release, and USI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which USI hereafter becomes aware.

This press release includes supplemental financial information which contains references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this financial information to accounting principles generally accepted in the United States (GAAP) information follows. USI presents such non-GAAP supplemental financial information because such information is of interest to the investment community owing to the fact that it provides additional meaningful methods of evaluating certain aspects of the USI’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the USI’s consolidated statements of operations for the three and twelve months ended December 31, 2003 and 2002.

About U.S.I. Holdings Corporation

Founded in 1994, USI is a leading distributor of insurance and financial products and services to businesses throughout the United States. USI is headquartered in Briarcliff Manor, NY, and operates out of 59 offices in 19 states. Additional information about USI, including instructions for the quarterly conference call, may be found at www.usi.biz.

U.S.I. Holdings Corporation and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
	(Amounts in Thousands, Except Per Share Data)
Revenues:
Commissions and fees	$98,416	$90,570	$352,314	$325,548
Investment income	605	638	2,488	2,648

Total Revenues	99,021	91,208	354,802	328,196

Expenses:
Compensation and employee benefits	52,585	50,862	200,165	200,982
Change in value of stock appreciation rights	—	—	—	(2,995)
Value of stock options exchanged for stock appreciation rights	—	1,269	—	1,269
Grant of restricted stock units	—	1,042	—	1,042
Other operating expenses	22,692	16,653	77,522	68,779
Amortization of intangible assets	5,753	5,475	21,884	21,326
Depreciation	2,377	2,169	9,642	11,053
Interest	1,952	3,406	10,109	17,782
Change in value of redeemable common stock warrants	—	—	—	(4,070)
Early extinguishment of debt	—	1,950	4,049	2,610

Total Expenses	85,359	82,826	323,371	317,778

Income from continuing operations before income tax expense	13,662	8,382	31,431	10,418
Income tax benefit	(4,479)	(2,438)	(3,885)	(518)

Net Income From Continuing Operations	18,141	10,820	35,316	10,936
Income (loss) from discontinued operations, net	(115)	(268)	213	(13,751)

Net Income (Loss)	$18,026	$10,552	$35,529	$(2,815)

Reconciliation of Net Income (Loss) to Net Income (Loss) Available to Common Stockholders:
Net income (loss)	$18,026	$10,552	$35,529	$(2,815)
Change in aggregate liquidation preference of preferred stock	—	(1,618)	—	(18,708)
Change in redemption value of Series N put rights	—	—	—	138

Net Income (Loss) Available to Common Stockholders	$18,026	$8,934	$35,529	$(21,385)

Per Share Data - Basic and Diluted:
Basic:
Net income (loss) from continuing operations	$0.39	$0.28	$0.78	$(0.87)
Income (loss) from discontinued operations	(0.00)	(0.01)	0.00	(1.56)

Net Income (Loss) Per Common Share	$0.39	$0.27	$0.78	$(2.43)

Diluted:
Net income (loss) from continuing operations	$0.38	$0.28	$0.77	$(0.87)
Income (loss) from discontinued operations	(0.00)	(0.01)	0.00	(1.56)

Net Income (Loss) Per Common Share	$0.38	$0.27	$0.77	$(2.43)

Weighted Average Number of Shares Outstanding:
Basic	46,480	32,697	45,541	8,805
Diluted	47,252	32,766	46,028	8,805

U.S.I. Holdings Corporation and Subsidiaries

Consolidated Balance Sheets

	December 31, 2003	December 31, 2002
	(Amounts in Thousands, Except Per Share Data)
Assets
Current assets:
Cash and cash equivalents	$46,137	$21,374
Fiduciary funds—restricted	77,023	77,931
Premiums and commissions receivable, net of allowance for bad debts of $1,923 and $1,730, respectively	175,088	161,450
Receivable from sale of discontinued operations	—	1,713
Other	28,484	12,304
Current assets held for discontinued operations	259	1,063

Total current assets	326,991	275,835

Goodwill	225,237	188,110
Other intangible assets:
Expiration rights	199,549	178,911
Covenants not-to-compete	40,646	38,671
Other	3,443	3,701

	243,638	221,283
Accumulated amortization	(149,961)	(129,263)

	93,677	92,020
Property and equipment, net	20,680	20,961
Other assets	3,433	2,551
Asset held for discontinued operations	29	29

Total Assets	$670,047	$579,506

Liabilities, Redeemable Securities and Stockholders’ Equity
Current liabilities:
Premiums payable to insurance companies	$186,413	$179,032
Accrued expenses	43,751	49,293
Current portion of long-term debt	18,725	32,871
Other	7,568	5,937
Current liabilities held for discontinued operations	—	1,472

Total current liabilities	256,457	268,605

Long-term debt	141,296	103,964
Other liabilities	9,432	2,836

Total Liabilities	407,185	375,405

Commitments and contingencies:
Redeemable common stock—par value $.01, 2,208 shares issued and outstanding	—	21,302

Stockholders’ equity:
Common stock—voting—par $.01, 300,000 shares authorized; 46,681 and 42,440 shares issued and outstanding, respectively	467	424
Common stock—nonvoting—par $.01, 10,000 shares authorized; no shares issued and outstanding	—	—
Additional paid-in capital	524,573	480,082
Retained deficit	(262,178)	(297,707)

Total Stockholders’ Equity	262,862	182,799

Total Liabilities, Redeemable Securities and Stockholders’ Equity	$670,047	$579,506

U.S.I. Holdings Corporation and Subsidiaries

Calculation of EBITDA

	For the Three Months Ended December 31,				For the Twelve Months Ended December 31,
	2003		2002		2003		2002
	(Amounts in Thousands)				(Amounts in Thousands)
Revenues	$99,021		$91,208		$354,802		$328,196
Compensation and employee benefits	52,585		50,862		200,165		200,982
Change in value of stock appreciation rights	—		—		—		(2,995)
Value of stock options exchanged for stock appreciation rights	—		1,269		—		1,269
Grant of restricted stock units	—		1,042		—		1,042
Other operating expenses	22,692		16,653		77,522		68,779
Change in value of redeemable common stock warrants	—		—		—		(4,070)

EBITDA (a)	23,744	24.0%	21,382	23.4%	77,115	21.7%	63,189	19.3%
Amortization of intangible assets	5,753		5,475		21,884		21,326
Depreciation	2,377		2,169		9,642		11,053
Interest	1,952		3,406		10,109		17,782
Early extinguishment of debt (interest adjustment)	—		1,950		4,049		2,610

Income from continuing operations before income tax benefit	13,662	13.8%	8,382	9.2%	31,431	8.9%	10,418	3.2%
Income tax benefit	(4,479)		(2,438)		(3,885)		(518)

Net Income From Continuing Operations in accordance with GAAP	18,141		10,820		35,316		10,936

(a)	USI defines EBITDA as net income from continuing operations plus interest expense, income tax benefit, depreciation expense and amortization expense. USI presents EBITDA because it is a relevant and useful indicator of operating profitability. EBITDA is relevant owing to USI’s leveraged approach to its capital structure and resulting significant amount of interest expense, and USI’s accounting for all acquisitions using the purchase method of accounting and resulting significant amount of amortization of intangible assets. EBITDA margin (EBITDA as a percentage of revenues) is presented because it is a relevant and useful indicator of operating efficiency. USI uses EBITDA and EBITDA Margin in budgeting, evaluating operating company performance and in operating company incentive plans. These financial measures should not be considered as an alternative to other financial measures determined in accordance with GAAP.

U.S.I. Holdings Corporation and Subsidiaries

Calculation of Revenue Growth, excluding Net Acquired Businesses (Organic Growth)

	For the Three Months Ended December 31,
	2003	2002	Change
			Amount	Percent
	(Amounts in Thousands)
Revenues, per GAAP results	$99,021	$91,208	$7,813	8.6%

Less-
Net Acquired Businesses	(4,545)	—	(4,545)

Revenues, as Adjusted (Organic Growth)	$94,476	$91,208	$3,268	3.6%

	For the Twelve Months Ended December 31,
	2003	2002	Change
			Amount	Percent
	(Amounts in Thousands)
Revenues, per GAAP results	$354,802	$328,196	$26,606	8.1%

Less-
Net Acquired Businesses	(11,027)	—	(11,027)

Revenues, as Adjusted (Organic Growth)	$343,775	$328,196	$15,579	4.7%